UNITED STATES
SECURITIES AND EXCHANAGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2021

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.

5055 Wilshire Boulevard Suite 500, Los Angeles, California 90036
(Address of principal executive offices, including zip code)

(323) 634-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section I 3(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Broadway Financial Corporation (the “Broadway”) entered into a Settlement and Release Agreement as of March 24, 2021 with Robert C. Davidson, a director of the Broadway, in connection with the prospective termination of Broadway’s Director Emeritus Policy.  Pursuant to the agreement, Broadway agreed to pay $120,000 to Mr. Davidson and Mr. Davidson waived and released any claim he might have relating to or arising out of the Director Emeritus Policy.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
10.1	Settlement and Release Agreement, dated as of March 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

/s/ Brenda J. Battey
Date: March 29, 2021	Brenda J. Battey
Chief Financial Officer